TRANSFER AND ADMINISTRATION AGREEMENT

                                  by and among

                      VARIABLE FUNDING CAPITAL CORPORATION,
                             as a Conduit Investor,

                           FIRST UNION NATIONAL BANK,
                 as a Committed Investor and as Liquidity Agent

             DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION
                                 as Transferor,

                                       and

                          FIRST UNION SECURITIES, INC.,
                                  as Deal Agent

                            Dated as of June 15, 2001








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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----


Article I Definitions.........................................................1
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    Section 1.1       Certain Defined Terms...................................1
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    Section 1.2       Other Terms.............................................1
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    Section 1.3       Computation of Time Periods.............................1
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Article II Purchase and Settlements...........................................2
-----------------------------------
    Section 2.1       Facility................................................2
    -----------       ---------
    Section 2.2       Transfers; Certificates; Eligible Receivables...........2
    -----------       ----------------------------------------------
    Section 2.3       Discount................................................4
    -----------       ---------
    Section 2.4       Discount, Fees and Other Costs and Expenses.............4
    -----------       --------------------------------------------
    Section 2.5       Application of Finance Charge Collections...............4
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    Section 2.6       Application of Principal Collections; Excess Funding
    -----------       ----------------------------------------------------
                         Account; Spread Account..............................5
                      --------------------------
    Section 2.7       Payment of Fees.........................................6
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    Section 2.8       Protection of Interest of VFCC and the Committed
    -----------       ------------------------------------------------
                         Investors............................................6
                      ------------
    Section 2.9       Deemed Collections; Application of Payments.............7
    -----------       --------------------------------------------
    Section 2.10      Payments and Computations, Etc..........................8
    ------------      -------------------------------
    Section 2.11      Reports.................................................8
    ------------      --------
    Section 2.12      Collection Account......................................8
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    Section 2.13      Right of Setoff.........................................9
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    Section 2.14      Sharing of Payments, Etc................................9
    ------------      -------------------------
    Section 2.15      Broken Funding..........................................9
    ------------      ---------------
    Section 2.16      Illegality.............................................10
    ------------      -----------
    Section 2.17      Inability to Determine Eurodollar Rate.................10
    ------------      ---------------------------------------
Article III Representations and Warranties...................................11
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    Section 3.1       Representations and Warranties of the Transferor.......11
    -----------       -------------------------------------------------
    Section 3.2       Reaffirmation of Representations
    -----------       --------------------------------
                         and Warranties by the Transferor....................14
                      -----------------------------------
Article IV Conditions Precedent..............................................14
-------------------------------
    Section 4.1       Conditions to Effectiveness............................14
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Article V Covenants..........................................................16
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    Section 5.1       Affirmative Covenants..................................16
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    Section 5.2       Negative Covenants.....................................19
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Article VI Administration and Collections....................................21
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    Section 6.1       Appointment of Collection Agent........................21
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    Section 6.2       Duties of Collection Agent.............................21
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    Section 6.3       Rights After Designation of New Collection Agent.......23
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    Section 6.4       Collection Agent Default...............................23
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    Section 6.5       Indemnities by the Collection Agent....................25
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Article VII Termination Events...............................................25
------------------------------
    Section 7.1       Termination Events.....................................25
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    Section 7.2       Remedies Upon the Occurrence of a Termination Event....27
    -----------       ----------------------------------------------------
    Section 7.3       Reconveyance Under Certain Circumstances...............27
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Article VIII Indemnification; Expenses; Related Matters......................28
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    Section 8.1       Indemnities by the Transferor..........................28
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    Section 8.2       Indemnity for Reserves and Expenses....................30
    -----------       ------------------------------------
    Section 8.3       Indemnity for Taxes....................................31
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    Section 8.4       Other Costs, Expenses and Related Matters..............31
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Article IX Miscellaneous.....................................................32
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    Section 9.1       Term of Agreement......................................32
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    Section 9.2       Waivers; Amendments....................................32
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    Section 9.3       Notices................................................33
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    Section 9.4       Governing Law; Submission to Jurisdiction;
    -----------       ------------------------------------------
                         Integration.........................................34
                      --------------
    Section 9.5       Severability; Counterparts.............................34
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    Section 9.6       Successors and Assigns.................................35
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    Section 9.7       Confidentiality........................................35
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    Section 9.8       No Bankruptcy Petition Against any
    -----------       ----------------------------------
                         Conduit Investor....................................36
                      -------------------
    Section 9.9       Limited Recourse.......................................36
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    Section 9.10      Characterization of the Transactions Contemplated
    ------------      -------------------------------------------------
                         by the Agreement....................................37
                      -------------------
    Section 9.11      Waiver of Setoff.......................................37
    ------------      -----------------
    Section 9.12      Conflict Waiver........................................37
    ------------      ----------------
    Section 9.13      Liability of Deal Agent................................37
    ------------      ------------------------


EXHIBITS
--------

EXHIBIT A             Sample Credit Card Agreement

EXHIBIT B             List of Accounts

EXHIBIT C             [Reserved]

EXHIBIT D             [Reserved]

EXHIBIT E             Form of Monthly Statement

EXHIBIT F             Form of Transfer Certificate

EXHIBIT G             List of Actions and Suits

EXHIBIT H             Location of Records

EXHIBIT I             List of Subsidiaries, Divisions and Tradenames

EXHIBIT J             Form of Secretary's Certificate


SCHEDULES
---------

SCHEDULE A            Schedule of Definitions



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                      TRANSFER AND ADMINISTRATION AGREEMENT


     TRANSFER AND ADMINISTRATION AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), dated as of June 15, 2001, by and among Direct Merchants Credit Card Bank, National Association, as transferor (in such capacity, the "Transferor") and as collection agent (in such capacity, the "Collection Agent"), VARIABLE FUNDING CAPITAL CORPORATION, ("VFCC") and FIRST UNION SECURITIES, INC., ("FUSI"), as deal agent for the benefit of VFCC and the Committed Investors (in such capacity, the "Deal Agent").

                             PRELIMINARY STATEMENTS

     WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage interests in certain accounts receivable, and VFCC may desire to, and the Committed Investors, if requested by VFCC, shall, accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

                                   Article I

                                   Definitions

     Section 1.1 Certain Defined Terms.

     Capitalized terms used herein shall have the meanings assigned to such terms in, or incorporated by reference into, Schedule A attached hereto, which Schedule A is incorporated by reference herein.

     Section 1.2 Other Terms.

     All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

     Section 1.3 Computation of Time Periods.

     Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".

                                   Article II

                            Purchase and Settlements

     Section 2.1 Facility.

     Upon the terms and subject to the conditions set forth herein and in the other Transaction Documents prior to the Termination Date, (a) the Transferor may, at its option, convey, transfer and assign to VFCC and to the Committed Investors and (b) VFCC may, at its option and the Committed Investors shall (if VFCC shall decline to accept such transfer), accept such conveyance, transfer and assignment from the Transferor of, without recourse except as provided herein, undivided percentage ownership interests in Transferred Receivables, together with Related Security, Collections and Proceeds with respect thereto, from time to time; provided, however, that no Transfer shall be made, or any Investor obligated to accept any Transfer, if on such day, after giving effect to such Transfer, (i) the funds on deposit in the Spread Account shall be less than the Required Spread Account Amount, (ii) the Average Net Yield shall be less than or equal to 4.0%, (iii) the Net Investment exceeds the Facility Limit or (iv) the Transferor Interest is less than the Required Transferor Interest. By accepting any conveyance, transfer and assignment hereunder, neither VFCC, the Deal Agent nor any Committed Investor assumes or shall have any obligations or liability under any of the Credit Card Agreements, all of which shall remain the obligations and liabilities of the Transferor.

     Section 2.2 Transfers; Certificates; Eligible Receivables.

    (a) Incremental Transfers. Prior to the Termination Date, upon the terms and subject to the conditions set forth herein and in the other Transaction Documents, (i) the Transferor may, at its option from time to time, convey, transfer and assign to VFCC and to the Committed Investors and (ii) VFCC may, at its option from time to time, and the Committed Investors shall, accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in Transferred Receivables, together with Related Security, Collections and Proceeds with respect thereto (each, an "Incremental Transfer") from time to time prior to the Termination Date; provided that after giving effect to the Transfer Price of any Incremental Transfer, the Net Investment shall not exceed the Facility Limit; and, provided further, that the representations and warranties set forth in
Section 3.1 shall be true and correct both immediately before and immediately after giving effect to any such Incremental Transfer and the payment to the Transferor of the Transfer Price related thereto. Prior to any such Incremental Transfer, the Transferor shall deliver to the Deal Agent, an Account Schedule in accordance with Section 5.1(e) which shall include all Additional Accounts related to any Receivable transferred as of such Transfer Date.

     To effect an Incremental Transfer hereunder, the Transferor shall, by notice to the Deal Agent given by telecopy, offer to convey, transfer and assign to VFCC or the Committed Investors undivided percentage ownership interests in Transferred Receivables and Related Security, Collections and Proceeds with respect thereto by 12:00 (noon) (New York City time) one (1) Business Day prior to the proposed date of any Incremental Transfer. Each such notice shall specify
(i) the desired Transfer Price (which shall be at least $1,000,000 or integral multiples of $100,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit; and (ii) the desired date of such Incremental Transfer. Each Incremental Transfer shall be subject to the condition precedent that the Collection Agent shall have delivered to the Deal Agent, as and when due in accordance with this Agreement, a completed Monthly Statement prior to the desired date of such Incremental Transfer, together with such other additional information as the Deal Agent may reasonably request. The Deal Agent will promptly notify VFCC and the Committed Investors, as applicable, of the Deal Agent's receipt of any request for an Incremental Transfer to be made to such Person. At its option, VFCC shall reject any such offer by notice given to the Transferor and the Deal Agent by electronic mail or telecopy.

     Each notice of proposed Transfer shall be irrevocable and binding on the Transferor, and the Transferor shall indemnify VFCC and the Committed Investors against any loss or expense incurred by VFCC and the Committed Investors, either directly or indirectly, as a result of any failure by the Transferor to complete such Incremental Transfer, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by VFCC and the Committed Investors, either directly or indirectly, by reason of the liquidation or reemployment of funds acquired by VFCC or the Committed Investors (including, without limitation, funds obtained by issuing Commercial Paper or promissory notes, obtaining deposits as loans from third parties and reemployment of funds) for VFCC or the Committed Investors, as applicable to fund such Incremental Transfer.

     On the date of the initial Incremental Transfer, the Transferor shall deliver to the Deal Agent, as agent for the Investors, the Transfer Certificate in the form of Exhibit F hereto (the "Transfer Certificate"). The Deal Agent shall indicate the amount of the initial Incremental Transfer together with the date thereof on the grid attached to the Transfer Certificate. The Deal Agent shall indicate the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Net Investment on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the Incremental Transfers. Following each Incremental Transfer, the Deal Agent, on behalf of VFCC and the Committed Investors, shall deposit to the Transferor's account at the location indicated in Section 9.3 hereof, in same day funds, an amount equal to the Transfer Price for such Incremental Transfer made to VFCC or the Committed Investors, as applicable.

    (b) Reinvestment Transfers. On each Business Day occurring after the initial Incremental Transfer hereunder and prior to the Termination Date and provided no Potential Termination Event has occurred and is continuing, the Transferor hereby agrees to convey, transfer and assign to the Deal Agent, as agent for the Investors, undivided percentage ownership interests in additional Receivables arising under Eligible Accounts specified in the Account Schedule, together with Related Security, Collections and Proceeds with respect thereto, such that, after giving effect to such Transfer, (i) the amount of the Net Investment at the close of business on such Business Day shall be equal to the amount of the Net Investment at the close of the business on the Business Day immediately preceding such Business Day plus the cash portion of the Transfer Price of any Incremental Transfer made on such day, if any, and (ii) the Transferred Interest in each Transferred Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall be equal to the Transferred Interest in each other Transferred Receivable, together with Related Security, Collections and Proceeds with respect thereto.

    (c) All Transfers. Each Transfer shall constitute a purchase of undivided percentage ownership interests in the Transferred Receivables, together with Related Security, Collections and Proceeds with respect thereto, then existing, as well as in all Receivables, together with Related Security, Collections and Proceeds with respect thereto, transferred at any time after the date of such Transfer.

     Section 2.3 Discount.

     At all times hereafter, the Net Investment shall be allocated by the Deal Agent to a Tranche and each Tranche shall accrue Discount at the applicable Yield Rate. It is the intent of VFCC to fund Transfers by the issuance of Commercial Paper. If for any reason VFCC is unable or determines that it is undesirable to issue Commercial Paper to fund or maintain its investment in the Transferred Interest, VFCC may fund pursuant to the Liquidity Purchase Agreement or the Committed Investors shall fund at the Eurodollar Rate, if available, or at the Base Rate. Nothing herein shall be deemed to constitute a commitment of VFCC to issue Commercial Paper.

     Section 2.4 Discount, Fees and Other Costs and Expenses.

     Notwithstanding the limitations on recourse under this Article II, the Transferor shall pay, as and when due in accordance with this Agreement and the other Transaction Documents, all fees hereunder, Discount, Servicing Fees and other Aggregate Unpaids that are properly due and payable by it. On each Distribution Date, the Transferor shall pay to the Deal Agent, on behalf of VFCC and/or the Committed Investors, as applicable, an amount equal to the accrued and unpaid Discount for the related Monthly Period; provided that in the event of any repayment or prepayment of any portion of the Net Investment, accrued Discount on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Discount shall accrue with respect to the portion of the Net Investment allocated to such Tranche on each day occurring during each Monthly Period related thereto.

     Nothing in this Agreement or the other Transaction Documents shall limit in any way the obligations of the Transferor to pay the amounts set forth in this
Section 2.4.

     Section 2.5 Application of Finance Charge Collections.

     On each Distribution Date, the Collection Agent shall cause Finance Charge Collections of all Transferred Receivables and investment earnings on deposit in the Collection Account, the Spread Account and the Excess Funding Account, all to the extent received during the preceding Monthly Period and, to the extent necessary, funds on deposit in the Spread Account on such Distribution Date, to be distributed to the following Persons in the following amounts and in the order set forth below:

     (a) First, to the Deal Agent for payment to each Investor, as their interests may appear, the accrued and unpaid Discount for the prior Monthly Period;

     (b) Second, to the Deal Agent for payment of the fees due and payable on such Distribution Date pursuant to the Fee Letter;

     (c) Third, to the Collection Agent, the accrued and unpaid Servicing Fee for the prior Monthly Period;

    (d) Fourth, to be applied pursuant to Section 2.6 below as a Principal Collection, an amount equal to the aggregate Dollar amount of the Principal Balance of all Transferred Receivables that become Defaulted Receivables during the prior Monthly Period;

    (e) Fifth, for any Distribution Date on or after the Termination Date, to the reduction to zero of the Net Investment;

    (f) Sixth, to the Spread Account in an amount equal to the excess, if any of Spread Account Required Amount on such Distribution Date over the Spread Account Balance on such day;

    (g) Seventh, to each Affected Party and each Indemnified Party, any amount due and owing to such Person to the extent such amount has not been paid on such day; and

    (h) Eighth, any remaining amount to the Transferor.

    Section 2.6 Application of Principal Collections; Excess Funding Account; Spread Account.

     (a) Distributions Prior to Termination Date. On each Business Day prior to the occurrence of the Termination Date, the Collection Agent shall cause all Principal Collections of all Transferred Receivables and funds allocated for distribution pursuant to Section 2.5 (d) to be applied as follows:

     (i) First, if the Transferor Interest is less than the Required Transferor Interest, to the Excess Funding Account in an amount equal to the excess of the Required Transferor Interest over the Transferor Interest

     (ii) Second, to the Spread Account in an amount equal to the excess, if any of Spread Account Required Amount on such day over the Spread Account Balance on such day; and

     (iii) Third, if the Transferor Interest equals or exceeds the Required Transferor Interest both before and after giving effect to such distribution, to the Transferor.

     (b) Distributions On and After Termination Date. On each Distribution Date on and after the Termination Date, Principal Collections of all Transferred Receivables, funds allocated for distribution pursuant to Section 2.5(d) and funds on deposit in the Excess Funding Account shall be applied as follows:

     (i) First, to the Deal Agent for payment to each Investor as their interests may appear, to the reduction to zero of the Net Investment;

     (ii) Second, to the Deal Agent for payment to each Investor as their interests may appear, to the payment of all other Aggregate Unpaids to the extent due and unpaid; and

     (iii) Third, all remaining amounts to the Transferor.

     (c) Excess Funding Account. On or before the Effective Date the Collection Agent shall establish, and cause to be maintained during the term of this Agreement, an account in the name of the Transferor, with FUNB entitled "Excess Funding Account for the benefit of First Union Securities, Inc., as agent for certain investor parties" (the "Excess Funding Account"). Funds allocated pursuant to subsection (a)(ii) above shall be deposited in the Excess Funding Account on each day such funds are so allocated. If, on any Business Day prior to the occurrence of the Termination Date, the Transferor Interest exceeds the Required Transferor Interest, the Collection Agent shall, upon receipt by the Deal Agent of written certification from the Collection Agent of such excess, including a calculation thereof, cause such excess to be distributed to the Transferor. No such distribution may be made, however, if either, following such distribution the Transferor Interest would not at least equal the Required Transferor Interest or the Collection Agent has reason to believe that on the next Business Day the Transferor Interest would not at least equal the Required Transferor Interest.

     (d) Spread Account. On or before the Effective Date the Collection Agent shall establish, and cause to be maintained during the term of this Agreement, an account in the name of the Transferor with FUNB entitled "Spread Account for the benefit of First Union Securities, Inc., as agent for certain investor parties" (the "Spread Account"). Funds allocated pursuant to Section 2.5(f) shall be deposited in the Spread Account on each day such funds are so allocated. Amounts on deposit in the Spread Account shall be distributed in accordance with the provisions of and to the extent necessary to make the distributions provided for in Section 2.5. On the Distribution Date following the Termination Date, all amounts then on deposit in the Spread Account shall be applied as specified in Section 2.5.

     (e) Investments. Amounts on deposit in the Collection Account, the Excess Funding Account and in the Spread Account shall be invested at the written direction of the Collection Agent in Permitted Investments. Each such Permitted Investment shall mature on the next Business Day following such investment. All investment earnings shall be retained in the Collection Account, the Excess Funding Account or the Spread Account, as applicable and shall be available for distribution on each Distribution Date in accordance with Section 2.5. All investment losses incurred shall be for the account of the Collection Agent.

     Section 2.7 Payment of Fees.

     Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay, as and when due in accordance with the Fee Letter, the fees specified in the Fee Letter.

     Section 2.8 Protection of Interest of VFCC and the Committed Investors.

     (a) The Transferor agrees that it will, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Deal Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Deal Agent, as agent for the Investors to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Transferor will, upon the request of the Deal Agent, in order to accurately reflect this purchase and sale transaction,
(i) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 10.6 hereof) as may be requested by the Deal Agent as agent for the Investors and (ii) mark its master data processing records and other documents with a legend describing the conveyance of the Transferred Interest to the Deal Agent as agent for the Investors. The Transferor shall, upon request of the Deal Agent, obtain such additional search reports as the Deal Agent, as agent for the Investors, shall request. To the fullest extent permitted by applicable law, the Deal Agent as agent for the Investors shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's signature. The Transferor shall not change its jurisdiction of formation, name, identity or corporate structure (within the meaning of Section 9-402(7) of the Relevant UCC), nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (A) given the Deal Agent at least ten (10) days' prior notice thereof and (B) prepared at Transferor's expense and delivered to the Deal Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Deal Agent in connection with such change or relocation. Any filings under the Relevant UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of the Transferor.

     (b) The Transferor shall, or shall cause the Collection Agent to, instruct all Obligors to cause Collections to be deposited directly into the Lock-Box Account. The Transferor and the Collection Agent shall cause FDR to identify all Collections remitted to the Lock-Box Account using a unique portfolio identification number established solely for the identification of Collections and Proceeds related thereto.

     Section 2.9 Deemed Collections; Application of Payments.

     (a) If, on any day, any representation or warranty made herein with respect to any Transferred Receivable is determined to be incorrect or untrue in any respect as of the date such representation or warranty was made, the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall, on such day, pay to the Collection Agent an amount equal to the Outstanding Balance of such Receivable and such amount shall be allocated and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.5 and 2.6 hereof, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Deal Agent. Upon receipt by the Deal Agent of such payment by the Transferor, each of VFCC and the Committed Investors, as the case may be, shall convey all of its right, title and interest in such Receivable, the Related Security and all Collections and Proceeds related thereto not previously paid to the Investors to the Transferor.

     (b) Any payment by an Obligor in respect of a Transferred Receivable shall, except as otherwise specified by such Obligor or otherwise required by Credit Card Agreement or law and unless otherwise instructed by VFCC, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

     Section 2.10 Payments and Computations, Etc.

     All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 (noon) (New York City time) on the day when due in immediately available funds; if such amounts are payable to VFCC (or any Committed Investor), they shall be paid or deposited in the Agent's Account, until otherwise notified by the Deal Agent. On the date of any Incremental Transfer hereunder, VFCC or the Committed Investors, as applicable, will make available to the Transferor, in same day funds, the amount of such Incremental Transfer on such day by remitting such amount to an account of the Transferor specified in the related notice of Transfer no later than 5:00 pm (New York City time). The Transferor shall, to the extent permitted by law, pay to the Deal Agent, for the benefit of VFCC and/or the Committed Investors upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of Discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days (or, in the case of Discount calculated at the Base Rate, a year of 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Deal Agent of amounts payable by the Transferor hereunder shall be binding upon the Transferor absent manifest error.

     Section 2.11 Reports.

     The Collection Agent shall prepare and forward to the Deal Agent and the Transferor (a) on each Distribution Date, a Monthly Statement as of the end of the last day of the immediately preceding Monthly Period and (b) on any other Business Day, such other information as the Transferor or Deal Agent may reasonably request. The Monthly Statement may be delivered in an electronic format mutually agreed upon by the Collection Agent and the Deal Agent or, pending such agreement, by facsimile. By delivery of a Monthly Statement, the Collection Agent shall be deemed to have made a representation and warranty that the information set forth therein is true and correct in all material respects.

     Section 2.12 Collection Account.

     There shall be established on or before the day of the initial Incremental Transfer hereunder, and maintained, for the benefit of the Deal Agent on behalf of the Investors, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of VFCC and the Committed Investors. The Collection Agent shall remit daily to the Collection Account all Collections received with respect to any Transferred Receivables; provided, however prior to the Termination Date and subject to Section 2.6, Principal Collections may be retained by the Transferor. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Deal Agent in Permitted Investments that will mature so that such funds will be available for distribution in accordance with the terms of Sections 2.5 and 2.6. On the last day of each Monthly Period, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder (including Discount) by the Transferor. On the date on which the Net Investment is zero, all accrued Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

     Section 2.13 Right of Setoff.

     Each Investor is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date, or during the continuation of a Potential Termination Event, to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Investor to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Person (even if contingent or unmatured).

     Section 2.14 Sharing of Payments, Etc.

     If any Investor (for purposes of this Section 2.14 only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Transferred Interest owned by it in excess of its ratable share of payments on account of any interest in the Transferred Interest obtained by such Investor entitled thereto, such Recipient shall forthwith purchase from the other Investors entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

     Section 2.15 Broken Funding.

     The Transferor shall be permitted to prepay all or any portion of the Net Investment at any time; provided, the Deal Agent shall be provided with written notice by 12:00 (noon) (New York City time) at least one (1) Business Day prior to any such optional prepayment. In the event of the payment of any portion or all of the Net Investment (including as a result of the occurrence of the Termination Date or an optional prepayment) then, in any such event, the Transferor shall compensate the affected Investor or Investors for the loss, cost and expense attributable to such event. Such loss, cost or expense to any such Investor shall be determined by such Investor in its sole discretion. Each such affected Investor shall deliver to the Transferor, a certificate of such Investor setting forth any amount or amounts that such Investor is entitled to receive pursuant to this Section 2.15 and shall be conclusive absent manifest error. The Transferor shall pay each such Investor the amount shown as due on any such certificate on the date of such payment.

     Section 2.16 Illegality.

     (a) Notwithstanding any other provision herein, if the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law), shall make it unlawful for any Committed Investor to acquire or maintain a Eurodollar Tranche as contemplated by this Agreement, (i) such Committed Investor shall deliver a certificate to the Transferor (with a copy to the Deal Agent) specifying that such illegality has occurred, which certificate shall be conclusive absent manifest error, (ii) the commitment of such Committed Investor hereunder to make a portion of a Eurodollar Tranche, continue any portion of a Eurodollar Tranche as such and convert a BR Tranche to a Eurodollar Tranche shall forthwith be cancelled, and such cancellation shall remain in effect so long as the circumstance described above exists, and (iii) such Committed Investor's portion of any Eurodollar Tranche then outstanding shall be converted automatically to a BR Tranche on the day the Deal Agent receives the certificated of the Committed Investor referred to in clause (i) above.

     If any such conversion of a portion of a Eurodollar Tranche occurs on a day which is not the last day of the related Monthly Period, the Transferor shall pay to such Committed Investor such amounts, if any, as may be required to compensate such Committed Investor. The affected Committed Investor will, if circumstances subsequently change so that it is no longer unlawful for an affected Committed Investor to acquire or to maintain a portion of a Eurodollar Tranche as contemplated hereunder, notify the Transferor and the Deal Agent, and upon receipt of such notice, the obligations of such Committed Investor to acquire or maintain its acquisition of portions of Eurodollar Tranches or to convert its portion of a BR Tranche into portions of Eurodollar Tranches shall be reinstated.

     (b) Each Committed Investor agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16(a) with respect to such Committed Investor, it will, if requested by the Transferor and to the extent permitted by law or by the relevant Official Body, endeavor in good faith to change the office at which it books its portions of Eurodollar Tranches hereunder if such change would make it lawful for such Committed Investor to continue to acquire or to maintain its acquisition of portions of Eurodollar Tranches hereunder; provided, however, that such change may be made in such manner that such Committed Investor, in its sole determination, suffers no unreimbursed cost or expense or any other disadvantage whatsoever.

     Section 2.17 Inability to Determine Eurodollar Rate.

     If, prior to the first day of any Monthly Period:

     (a) the Deal Agent shall have determined (which determination in the absence of manifest error shall be conclusive and binding upon the Transferor) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Monthly Period; or

     (b) the Deal Agent shall have received notice from the Required Liquidity Banks that the Eurodollar Rate determined or to be determined for such Monthly Period will not adequately and fairly reflect the cost to such Committed Investors (as conclusively certified by such Committed Investors) of purchasing or maintaining their affected portions of Eurodollar Tranches during such Monthly Period;

then, in either such event, the Deal Agent shall give telecopy or telephonic notice thereof (confirmed in writing) to the Transferor and the Committed Investors. Until such notice has been withdrawn by the Deal Agent, no further Eurodollar Tranches shall be made.

                                  Article III

                         Representations and Warranties

     Section 3.1 Representations and Warranties of the Transferor.

     The Transferor hereby represents and warrants to the Deal Agent, VFCC and the Committed Investors that:

     (a) Existence and Power. The Transferor is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Transferor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

     (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Transferor of this Agreement and the other Transaction Documents to which the Transferor is a party are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.8 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Articles of Association or Bylaws of the Transferor or of any agreement or of any judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor (except as contemplated by Section 2.8 hereof).

     (c) Binding Effect. Each of this Agreement and the other Transaction Documents to which the Transferor is a party constitutes, and the Transfer Certificate, upon payment of the Transfer Price set forth therein, will constitute the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

     (d) Perfection. Immediately upon each Transfer hereunder, the Transferor shall be the owner of all of the Transferred Receivables, free and clear of all Adverse Claims (other than Adverse Claims in favor of the Deal Agent, as agent for the Investors). On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Transferred Interest against all creditors of, and purchases from, the Transferor will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

     (e) Accuracy of Information. All information heretofore furnished by or on behalf of the Transferor (including, without limitation, the Monthly Statements, any reports delivered pursuant to Section 2.11 hereof and the Transferor's financial statements) to VFCC, any Committed Investor or the Deal Agent for purposes of, or in connection with, this Agreement and the other Transaction Documents are, and all such information hereafter furnished by or on behalf of the Transferor to VFCC, any Committed Investor or the Deal Agent will be, true and correct in all material respects, on the date such information is stated or certified.

     (f) Tax Status. The Transferor has filed all tax returns (Federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

     (g) Action, Suits. Except as set forth in Exhibit G hereof, there are no actions, suits or proceedings pending or, to the knowledge of the Transferor threatened, against or affecting the Transferor or its properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

     (h) Use of Proceeds. No proceeds of any Transfer will be used by the Transferor (i) for a purpose that violates, or would be inconsistent with Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

     (i) Place of Business. The principal place of business and chief executive office of the Transferor are located at its respective address indicated in
Section 9.3 hereof, and the offices where the Transferor keeps all its Records, are located at the address(as) described on Exhibit H or such other locations notified to the Deal Agent in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed.

     (j) Good Title. Upon each Transfer and each recomputation of the Transferred Interest, the Deal Agent, on behalf of VFCC and the Committed Investors, shall acquire (i) a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or (ii) a first priority perfected security interest in each Transferred Receivable that exists on the date of such Transfer and recomputation and in the Related Security, Collections and Proceeds with respect thereto, in either case free and clear of any Adverse Claim

     (k) Tradenames, Etc. As of the date hereof: (i) the Transferor has only the divisions listed on Exhibit I hereto; and (ii) the Transferor has, within the last five (5) years, operated only under the tradenames identified in Exhibit I hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under the Bankruptcy Code, except as disclosed in Exhibit I hereto.

     (l) Nature of Receivables. Each (i) Receivable (A) represented by the Transferor or the Collection Agent to be an Eligible Receivable (including in any Monthly Statement or other report delivered pursuant to Section 2.11 hereof) or (B) included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable" and (ii) each Account related to each Transferred Receivable was selected randomly and without any intent to disfavor the interests of the Investors from the pool of Accounts either acquired by the Transferor in the GE Portfolio Acquisition or otherwise owned or originated by the Transferor.

     (m) [Reserved].

     (n) Credit and Collection Policy. Since May 29, 2001, there have been no material changes in the Credit and Collection Policy, other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection, delinquencies or defaults or in the Net Yield, of the Receivables.

     (o) Collections and Servicing. Since May 29, 2001 there has been no material adverse change in the ability of the Collection Agent (to the extent it is the Transferor or any Subsidiary or Affiliate of the Transferor) to service and collect the Receivables.

     (p) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

     (q) Not an Investment Company. The Transferor is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

     (r) ERISA. Each of the Transferor and its ERISA Affiliates is in compliance in all material respects with ERISA, the Pension Benefit Guaranty Corporation has not notified any of them of any intention to file a lien or take any adverse action with respect to any of them and no lien exists in favor of the Pension Benefit Guaranty Corporation with respect to any of their respective assets.

     (s) Deposits to the Lock-Box Account. FDR has been instructed to identify all Collections remitted to the Lock-Box Account using a unique portfolio identification number established solely for the identification of Collections and Proceeds related thereto. All Obligors have been instructed to make payment to the Lock-Box Account.

     (t) Bulk Sales. No transaction contemplated hereby requires compliance with any "bulk sales" act or similar law.

     (u) Bank Agreement. None of the Accounts related to any Transferred Receivable was at any time subject to any transfer by the Transferor to Metris under the Bank Agreement and the Transferor has designated as an Excluded Account, each Account and the Receivables related thereto constituting a Transferred Receivable by indicating in the appropriate computer files a code which identifies each such Account and each such Account is an Excluded Account.

     Section 3.2 Reaffirmation of Representations and Warranties by the Transferor.

     On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to
Section 2.2(a) or Section 2.5 hereof, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are true and correct on and as of such day as though made on and as of such day.

                                   Article IV

                              Conditions Precedent

     Section 4.1 Conditions to Effectiveness.

     This Agreement shall become effective on the first day on which the Deal Agent shall have received the following documents, instruments and fees, all of which shall be in a form and substance reasonably acceptable to the Deal Agent, VFCC and the Committed Investors (such day, the "Effective Date"):

     (a) A Certificate of the Secretary of the Transferor in substantially the form of Exhibit J hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which Certificate the Deal Agent, VFCC and the Committed Investors may conclusively rely until such time as the Deal Agent shall receive from the Transferor a revised Certificate meeting the requirements of this clause (a)(i)), (ii) a copy of the Transferor's By-Laws,
(iii) copy of a certificate dated not later than 40 days prior to the date hereof of the Comptroller of the Currency certifying that the Transferor is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking as of the date of the certificate, and (iv) a copy of resolutions of the Board of Directors of the Transferor approving this transaction.

     (b) A true and correct copy of the duly executed Bank Agreement and all amendments thereto.

     (c) Opinions of counsel to the Transferor with respect to corporate matters, enforceability and related matters, insolvency matters and such other matters as the Deal Agent may request, in form and substance satisfactory to the Deal Agent and delivered by outside counsel (or, with respect to corporate matters, by internal counsel) satisfactory to the Deal Agent.

     (d) An executed copy of this Agreement and each other Transaction Document.

     (e) Evidence that the fees specified in the Fee Letter for payment on or prior to the Effective Date have been paid to the Deal Agent.

     (f) Such other documents, instruments, certificates and opinions as the Deal Agent shall reasonably request.

     Section 4.2 Conditions to Incremental Transfers.

     (a) No Investor shall be required to accept the initial Incremental Transfer hereunder prior to the Deal Agent's receipt of:

          (i) A copy of the Intercreditor Agreement, duly executed by the parties thereto in form and substance acceptable to the Deal Agent.

          (ii) A copy of the notice to Metris by the Transferor, signed by Metris, designating certain Accounts, including those Accounts under which Transferred Receivables arise, as Excluded Accounts, in form and substance acceptable to the Deal Agent.

          (iii) An opinion of counsel to the Transferor with respect to the perfection and priority of the interests in the Receivables, the Related Security and the Collections related thereto granted hereunder by the Transferor to the Deal Agent, as agent for the Investors.

          (iv) An Account Schedule listing all of the Accounts related to each Receivable in which the Transferor transfers an interest to the Deal Agent, as agent for the Investors.

          (v) File stamped copies of proper financing statements (Form UCC-1) naming the Transferor as the debtor and the Deal Agent, as agent for the Investors, as secured party, and other similar instruments or documents as may be necessary or, in the reasonable opinion of the Deal Agent, desirable under the Relevant UCC of all appropriate jurisdictions or any comparable law to perfect the Deal Agent's security interest in all Transferred Receivables, Related Security, Collections and Proceeds related thereto.

          (vi) Copies of proper financing statements (Form UCC-3), necessary to terminate all security interests and other rights of any person in the Transferred Receivables.

          (vii) Certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Deal Agent), dated a date reasonably near the initial Transfer, listing all effective financing statements which name the Transferor (under its present name and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to items (v) or (vi) above together with copies of such financing statements (none of which shall cover any Transferred Receivables or the related Accounts).

          (viii) Such other documents, instruments, certificates and opinions as the Deal Agent shall reasonably request.

     (b) No Investor shall be required to accept an Incremental Transfer hereunder prior to the Deal Agent's receipt of:

          (i) An Account Schedule as of such Transfer Date; and

          (ii) A copy of a notice to Metris by the Transferor, signed by Metris, designating all Additional Accounts as Excluded Accounts, to the extent any such Additional Account was not previously identified as an Excluded Account, in form and substance acceptable to the Deal Agent.

                                    Article V

                                    Covenants

     Section 5.1 Affirmative Covenants.

     At all times from the date hereof to the later to occur of (a) the Termination Date or (b) the date on which the Net Investment has been reduced to zero, all accrued Discount, Servicing Fees and all other Aggregate Unpaids shall have been paid in full, in cash:

     (a) Reporting. The Transferor will maintain a system of accounting established and administered in accordance with GAAP and will furnish to the Deal Agent:

          (i) Annual Reporting. Within ninety (90) days after the close of each of the Transferor's fiscal years, audited annual financial statements prepared in accordance with GAAP on a consolidated basis for the Transferor, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified audit report certified by KPMG or other independent certified public accountants, acceptable to the Deal Agent, prepared in accordance with generally accepted auditing standards and any management letter prepared by said accountants and by a certificate of said accountants that, in the course of their regular audit, such accountants have not obtained any knowledge of any Termination Event or Potential Termination Event that has occurred, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof.

          (ii) Quarterly Reporting. Within forty-five (45) days after the close of the first three (3) quarterly periods of each of the Transferor's fiscal years, unaudited financial statements for the Transferor, including related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its senior financial officer or treasurer.

          (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the Transferor's chief financial officer or treasurer stating that (A) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition (except, in the case of quarterly financial statements, for year-end audit adjustments) of the Transferor subject to normal year-end adjusting entries and (B) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

          (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of the Transferor or generally to the shareholders of the Parent, copies of all financial statements, reports and proxy statements so furnished.

          (v) Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Transferor files with the Securities and Exchange Commission.

          (vi) Notice of Collection Agent Default, Potential Collection Agent Default, Termination Events or Potential Termination Events. Immediately, but in any event no later than one (1) Business Day after a Responsible Officer of the Transferor knows of the occurrence of a Collection Agent Default, Potential Collection Agent Default, Termination Event or a Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Collection Agent Default, Potential Collection Agent Default, Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

          (vii) [Reserved.]


          (viii) Credit and Collection Policy. Within thirty (30) days after the close of each of the Transferor's fiscal years, a complete copy of the Credit and Collection Policy then in effect.

          (ix) ERISA Reports. Promptly after the filing or receiving thereof, copies of all reports and notices which the Transferor or any ERISA Affiliate of the Transferor files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor or any ERISA Affiliates of the Transferor receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

          (x) Other Information. Such other information (including non-financial information) as the Deal Agent may from time to time reasonably request with respect to the Transferor or any Subsidiary of any of the Transferor.

     (b) Conduct of Business. Transferor will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly formed, validly existing and in good standing as a national banking association, domestic corporation or other entity, as such Person is currently comprised, in its jurisdiction of formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except in each case where the failure to do so is not likely to have a Material Adverse Effect.

     (c) Compliance with Laws. The Transferor will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject, except where the failure to be in compliance is not likely to have a Material Adverse Effect.

     (d) Furnishing of Information and Inspection of Records. The Transferor will furnish to the Deal Agent from time to time such information with respect to the Receivables as the Deal Agent may reasonably request, including, without limitation, listings identifying the Accounts and the Obligor and the Outstanding Balance for each Receivable. The Transferor will at any time and from time to time during regular business hours permit the Deal Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Transferor, for the purpose of examining such Records, and to discuss matters relating to the Receivables or the Transferor's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor having knowledge of such matters.

     (e) Keeping of Records and Books of Account. The Transferor will, and will cause each other Person having possession of any Records to, at the Transferor's expense, on or prior to the date hereof indicate clearly and unambiguously in its master data processing records and on any storage containers containing Records that the Receivables created in connection with the Accounts have been conveyed to the Transferor and transferred to the Deal Agent, for the benefit of the Investors. The Transferor further agrees to deliver on each Transfer Date, or cause the Collection Agent to deliver to the Deal Agent by such date, an Account Schedule. Such Account Schedule shall be delivered to the Deal Agent as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. The Transferor agrees to deliver or to cause the Collection Agent to deliver to the Deal Agent (i) within five (5) Business Days of the request therefor by the Deal Agent and in any event promptly after any conversion of record-keeping and servicing functions related to the ongoing activity of the Accounts, an updated Account Schedule containing a true and complete list of all Accounts as of the last day of the prior Monthly Period and
(ii) on each Transfer Date, an updated Account Schedule, which shall reflect any Additional Accounts, as of such Transfer Date. Each Account Schedule shall be delivered to the Deal Agent as confidential and proprietary, shall replace the previously delivered Account Schedule and shall be incorporated into and made a part of this Agreement. The Collection Agent agrees, on behalf of the Transferor, at its own expense, on any Transfer Date on which any Additional Accounts have been added to indicate clearly and unambiguously in its master data processing records and any storage containers containing Records that the Receivables created in connection with such Additional Accounts have been conveyed to the Transferor and transferred to the Deal Agent, for the benefit of the Investors pursuant to this Agreement.

     (f) Performance and Compliance with Credit Card Agreements. The Transferor will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Transferor under the Credit Card Agreements related to the Receivables.

     (g) Credit and Collection Policies. Each of the Transferor and the Collection Agent will comply in all respects with the Credit and Collection Policy in regard to each Account, each Receivable and the related Credit Card Agreement.

     (h) Collections. Each of the Transferor and the Collection Agent shall instruct all Obligors to remit Collections directly to the Lock-Box Account.

     (i) Collections Received. The Transferor and the Collection Agent shall hold in trust, and remit immediately (but in any event no later than two (2) Business Days following its receipt thereof) to the Collection Account all Collections received from time to time by the Transferor or the Collection Agent, as the case may be.

     (j) Financial Statements. The Transferor shall disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transactions contemplated hereby and the interest of the Investors in the Receivables and Related Security, Collections and Proceeds with respect thereto.

     (k) Bank Agreement. The Transferor shall designate each Account relating to a Transferred Receivable as an Excluded Account in its computer files with a code identifying each such Account.

     Section 5.2 Negative Covenants.

     During the term of this Agreement:

     (a) No Sales, Liens, Etc. Except as otherwise provided herein, the Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to any of the Accounts related to any Receivable in which an interest is granted hereunder, any of the Receivables, Related Security, Collections or Proceeds thereto, or assign any right to receive income in respect thereof.

     (b) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2 hereof, neither the Transferor nor the Collection Agent will extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Credit Card Agreement related thereto.

     (c) No Change in Business or Credit. The Transferor will not make any change in the character of its business which change could be reasonably likely to impair the collectibility of any portion or all of the Receivables or otherwise result in a Material Adverse Effect.

     (d) No Mergers, Etc. The Transferor will not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person (except pursuant to the Transaction Documents).

     (e) Change in Payment Instructions to Obligors; Deposits to the Lock-Box Account. The Transferor and the Collection Agent will not terminate the Lock-Box Account or make any change in its instructions to (i) Obligors regarding payments to be made to the Lock-Box Account or (ii) FDR regarding the handling of Collections and Proceeds related thereto remitted to the Lock-Box Account.

     (f) Change of Jurisdiction of Formation, Name, Etc. The Transferor will not change its jurisdiction of formation, name, identity or structure or the location of its chief executive office, unless at least thirty (30) days prior to the effective date of any such change the Transferor delivers to the Deal Agent such documents, instruments or agreements, executed by the Transferor as are necessary to reflect such change and to continue the perfection of the Deal Agent's ownership interests or security interests in the Receivables and Related Security, Collections and Proceeds with respect thereto which reflect such change and enable the Deal Agent to continue to exercise its rights contained in
Section 2.8 hereof.

     (g) The Transferor will not, without the prior written consent of the Deal Agent, amend, modify, waive, restate, replace, in whole or in part, any provision or all of the Bank Agreement that adversely affects either (i) the ability or extent to which the Transferor may designate Accounts as Excluded Accounts thereunder or (ii) any Account that has been designated as an Excluded Account.

     (h) The Transferor will not rescind any notification to Metris or otherwise cause or permit any Account relating to any Transferred Receivable to become subject to the Bank Agreement.

     (i) ERISA Matters. The Transferor will not (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor or any ERISA Affiliate of the Transferor is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any material liability (other than obligations or liabilities existing as of the date of termination of such Benefit Plan); or (v) permit to exist any occurrence of any reportable event described in Section 4043 of ERISA which represents a material risk of a liability to the Transferor or any ERISA Affiliate of the Transferor under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of the Transferor involve a payment of money or an incurrence of liability by the Transferor or any ERISA Affiliate of the Transferor.

     (j) No Change in Credit and Collection Policy. The Transferor will not make any change in the Credit and Collection Policy other than those changes made in the ordinary course of business and which would not have a Material Adverse Effect without the prior written consent to the Deal Agent.

                                   Article VI

                         Administration and Collections

     Section 6.1 Appointment of Collection Agent.

     The servicing, administering and collection of the Transferred Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.1. Until the Deal Agent gives written notice to the Transferor of the designation of a new Collection Agent pursuant to the next sentence, the Transferor is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Deal Agent may, and upon the direction of the Required Liquidity Banks, the Deal Agent shall, after the occurrence and during the continuation of a Collection Agent Default or any other Termination Event, designate in writing as Collection Agent any Person (including itself) to succeed the Transferor or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. Following a Collection Agent Default or a Termination Event, the Deal Agent may notify any Obligor of the designation of a successor Collection Agent. The Collection Agent may not delegate any of its rights, duties or obligations hereunder other than to an Affiliate of the Collection Agent, or designate a substitute Collection Agent, without the prior written consent of the Deal Agent, which consent may be withheld for any or no reason. Notwithstanding any delegation or any of its rights, duties or obligations hereunder or any designation of a substitute Collection Agent hereunder, so long as the Transferor or any Affiliate of the Transferor is the Collection Agent, (a) the Transferor shall be and remain primarily liable to the Deal Agent and the Investors for the full and prompt performance of all duties and responsibilities of the Collection Agent hereunder and (b) the Deal Agent and the Investors shall be entitled to deal exclusively with the Collection Agent in matters relating to the discharge by the Collection Agent of its duties and responsibilities hereunder. As long as the Transferor or any Affiliate of the Transferor is the Collection Agent, neither the Deal Agent nor the Investors shall be required to give notice, demand or other communication to any Person other than the Transferor in order for communication to the Collection Agent and any delegate with respect thereto to be accomplished. The Transferor, at all times that it or any of is Affiliates are the Collection Agent, shall be responsible for providing any delegates of the Collection Agent with any notice given to the Collection Agent under this Agreement.

     Section 6.2 Duties of Collection Agent.

     (a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Transferred Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, each Investor and the Deal Agent hereby appoints as its agent the Collection Agent, from time to time designated pursuant to
Section 6.1 hereof, to enforce its respective rights and interests in and under the Transferred Receivables and Related Security, Collections and Proceeds with respect thereto. To the extent permitted by applicable law, the Transferor (to the extent not then acting as Collection Agent hereunder) hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take in the Transferor's name and on behalf of the Transferor any and all steps necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Transferred Receivables, including, without limitation, endorsing the Transferor's name on checks and other instruments representing Collections and enforcing such Transferred Receivables and the related Credit Card Agreements. The Collection Agent shall segregate and deposit to the Collection Account all Collections of Transferred Receivables as required pursuant to Article II hereof. The Transferor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Investors in accordance with their respective interests, all Records which evidence or relate to Transferred Receivables, Related Security or Collections. Notwithstanding anything to the contrary contained herein, following a Termination Event or Potential Termination Event, the Deal Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is the Transferor or any other Person) to commence or settle any legal action to enforce collection of any Transferred Receivable or to foreclose upon or repossess any Related Security. The Collection Agent shall not make the Deal Agent, or any Investor, a party to any litigation without the prior written consent of such Person.

     (b) The Collection Agent shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Person which is not on account of a Transferred Receivable. The Collection Agent, if other than the Transferor, shall as soon as practicable upon demand, deliver to the Transferor all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Transferred Receivable. The Collection Agent will determine which Collections constitute Principal Collections of Transferred Receivables and which Collections constitute Finance Charge Collections of Transferred Receivables on the day of receipt of such Collections.

     (c) On or before ninety (90) days after the end of each fiscal year of the Collection Agent, beginning with the fiscal year ending December 31, 2001, the Collection Agent shall cause a firm of independent public accountants acceptable to the Deal Agent at the expense of the Transferor (who may also render other services to the Collection Agent, the Transferor or any Affiliates of the Transferor) to furnish a report to the Deal Agent to the effect that they have
(i) selected at least three (3) Monthly Statements delivered during the fiscal year then ended and verified that the amounts presented on such Monthly Statements relating to collections, delinquencies, Net Yield, Average Net Yield and write-offs of Transferred Receivables agreed with the information contained within the Collection Agent's underlying accounting records for such Monthly Period, (ii) recalculated the Net Receivables Balance as of the end of at least three (3) Monthly Periods of each fiscal year, and (iii) such other exceptions as shall be set forth in such statement.

     (d) The Collection Agent will furnish to the Deal Agent from time to time such information with respect to it and the Transferred Receivables as the Deal Agent may reasonably request. The Collection Agent will, from time to time during regular business hours as requested by the Deal Agent upon reasonable notice and at the sole cost of the Collection Agent, permit the Deal Agent, or its agents or representatives: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Accounts and the Receivables, including, without limitation, the related Credit Card Agreements, and (ii) to visit the offices and properties of the Collection Agent for the purpose of examining such materials described in clause
(i) above, and to discuss matters relating to the Collection Agent's financial condition, the Accounts, the Receivables and/or the Collection Agent's performance under the Transaction Documents and, in each case, with any of the officers or employees of the Transferor or the Collection Agent having knowledge of such matters (each of the foregoing examinations and visits, a "Review"); provided, however, that, so long as the Termination Date has not occurred (A) the Collection Agent shall only be responsible for the costs and expenses of one
(1) Review in any one calendar year and (B) the Deal Agent shall not request more than two (2) Reviews in any one calendar year.

     Section 6.3 Rights After Designation of New Collection Agent.

     At any time following the designation of a successor Collection Agent pursuant to Section 6.1 hereof:

     (a) The Deal Agent may, at its option, or shall, at the direction of the Required Liquidity Banks, direct that payment of all amounts payable under any Transferred Receivable be made directly to the Deal Agent or its designee for the benefit of the Investors.

     (b) The Transferor shall, at the Deal Agent's request and at the Transferor's expense, give notice to each Obligor of a Transferred Receivable and direct that payments be made directly to the Deal Agent or its designee.

     (c) The Transferor shall, at the Deal Agent's request, (i) assemble all of the Records of a Transferred Receivable, and shall make the same available to the Deal Agent or its designee at a place selected by the Deal Agent or its designee, and (ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Transferred Receivables in a manner acceptable to the Deal Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Deal Agent or its designee.

     (d) The Transferor hereby authorizes the Deal Agent to take any and all steps in the Transferor's name and on behalf of the Transferor necessary or desirable, in the determination of the Deal Agent, to collect all amounts due under any and all Transferred Receivables, including, without limitation, endorsing the Transferor's name on checks and other instruments representing Collections relating to Transferred Receivables and enforcing such Transferred Receivables and the related Credit Card Agreements.

     Section 6.4 Collection Agent Default.

     The occurrence of any one or more of the following events shall constitute a Collection Agent default (each, a "Collection Agent Default"):

     (a) (i) the Collection Agent shall fail to observe or perform any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 6.4(a)) or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure shall remain unremedied for thirty (30) days, or (ii) the Collection Agent shall fail to make any payment or deposit required to be made by it hereunder and such failure remains uncured for two (2) Business Days from the due date therefor or the Collection Agent shall fail to observe or perform in any material respect any term, covenant or agreement on the Collection Agent's part to be performed under Section 2.8(b) hereof;

     (b) any representation, warranty, certification or statement made by the Collection Agent in this Agreement, or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made;

     (c) (i) failure of the Collection Agent to pay any principal of, premium or interest on, or any other amount payable in respect of, one or more items of Indebtedness of the Collection Agent that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount of at least $500,000 at the time of such failure, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreements or instruments relating to all such Indebtedness; or (ii) any other event shall occur or condition shall exist under the agreements or instruments relating to one or more items of Indebtedness of the Collection Agent that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount of at least $10,000,000 at the time of such other event or condition, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or
(iii) one or more items of Indebtedness of the Collection Agent that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount of at least $10,000,000 shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled or required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

     (d) any Event of Bankruptcy shall occur with respect to the Collection
Agent;

     (e) the occurrence of any Termination Event; and

     Section 6.5 Indemnities by the Collection Agent.

     Without limiting any other rights that the Deal Agent, the Investors or any Indemnified Party may have hereunder or under applicable law and in consideration of its appointment as Collection Agent, the Collection Agent hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information provided to the Deal Agent, VFCC or the Committed Investors by the Collection Agent to be true and correct in all material respects, (b) the failure of any representation, warranty or statement made or deemed made by or on behalf of the Collection Agent under or in connection with this Agreement to have been true and correct in all respects as of the date made or deemed made, (c) the failure by the Collection Agent to comply with any applicable law, rule or regulation with respect to any Transferred Receivable or the related Credit Card Agreement or (d) any failure of the Collection Agent to perform its covenants, duties or obligations in accordance with the provisions hereof.

                                  Article VII

                               Termination Events

     Section 7.1 Termination Events.

     The occurrence of any one or more of the following events shall constitute a Termination Event:

     (a) the Transferor or the Collection Agent shall fail to make any payment or deposit to be made by it hereunder or under any of the Transaction Documents when due hereunder or thereunder;

     (b) any representation, warranty, certification or statement made by the Transferor in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made;

     (c) the Transferor or the Collection Agent shall default in the performance of any covenant or indemnity (other than those covered by clause (a) above) under any Transaction Document;

     (d) (i) failure of the Transferor to pay any principal of, premium or interest on, or any other amount payable in respect of, one or more items of Indebtedness of the Transferor that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount of at least $500,000 at the time of such failure, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreements or instruments relating to all such Indebtedness; or (ii) any other event shall occur or condition shall exist under the agreements or instruments relating to one or more items of Indebtedness of the Transferor that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount of at least $10,000,000 at the time of such other event or condition, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or (iii) one or more items of Indebtedness of the Transferor that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount of at least $10,000,000 shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled or required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

     (e) any Event of Bankruptcy shall occur with respect to (i) the Transferor or (ii) any Affiliate of the Transferor, and with respect to any such Affiliate, such Event of Bankruptcy would have a Material Adverse Effect;

     (f) the Deal Agent, as agent for the Investors, fail or cease to have a valid and perfected first priority ownership or security interest in the Transferred Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claims;

     (g) a Collection Agent Default shall have occurred;

     (h) the Commitment Termination Date shall have occurred under the Liquidity Purchase Agreement;

     (i) the Transferor shall enter into any transaction or merger which is reasonably likely to have a Material Adverse Effect;

     (j) a notice of Lien has been filed against the Transferor or the Collection Agent under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which such provisions apply;

     (k) the Average Net Yield is less than 2.00%;

     (l) on any Determination Date, the Transferor Interest is less than the Required Transferor Interest;

     (m) the Net Investment exceeds the Purchase Limit;

     (n) any material adverse change in the operations of the Transferor or the Collection Agent or any other event, which materially affects the Transferor's or the Collection Agent's ability to either collect upon the Transferred Receivables or the Transferor's ability to perform thereunder, which has a material adverse effect on Investor or Deal Agent;

     (o) the Average Payment Rate for any three consecutive Monthly Periods is less than 5.75%;

     (p) the Delinquency Ratio exceeds 12.00%;

     (q) the Transferor shall, for any reason, fail to have a valid and perfected ownership interest in the Transferred Receivables, free and clear of any Adverse Claims;

     (r) the Transferor shall cease to be at least "adequately capitalized" for the purpose of 12 U.S.C. paragraph 1831, as amended, re-enacted or redesignated from time to time or shall cease to maintain such amount of capital as may be prescribed from time to time, whether by regulation, agreement or order by any bank regulatory agency having jurisdiction over the Transferor.

     Section 7.2 Remedies Upon the Occurrence of a Termination Event.

     (a) Upon the occurrence of any Termination Event, the Deal Agent may, or at the direction of the Required Liquidity Banks shall, by notice to the Transferor and the Collection Agent, declare the Termination Date to have occurred; provided, however, that in the case of any event described in Section 7.1(e), 7.1(f), 7.1(j) and 7.1(q) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. At all times after the declaration or automatic occurrence of the Termination Date pursuant to this
Section 7.2(a), the Deal Agent may, with the consent of the Required Liquidity Banks and shall, at the direction of the Required Liquidity Banks, declare all outstanding Tranches to be ended and designate the Base Rate plus 2.00% as the Tranche Rate applicable to the Net Investment. If an event or condition shall have occurred which constitutes a Potential Termination Event, the Deal Agent may, by notice to the Transferor, declare such event or condition a Potential Termination Event.

     (b) In addition, if any Termination Event occurs hereunder, (i) the Deal Agent, as agent for the Investors, shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the Relevant UCC by applicable law in respect thereto and (ii) the Facility Limit shall immediately be reduced to zero.

     Section 7.3 Reconveyance Under Certain Circumstances.

     The Transferor agrees to accept the reconveyance from the Deal Agent, as agent for the Investors, of the Transferred Interest if the Deal Agent notifies the Transferor of a material breach of any representation or warranty made or deemed made pursuant to Article III of this Agreement, and the Transferor shall fail to cure or cause to be cured such breach within thirty (30) days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j), five (5) Business Days of such notice). The reconveyance price shall be paid by the Transferor to the Deal Agent, for the account of the Investors, as their interests may appear, in immediately available funds on such 30th day (or 5th day, if applicable) in an amount equal to the Aggregate Unpaids. Upon receipt by the Deal Agent of any repayment in full of the Aggregate Unpaids by the Transferor, each of VFCC and the Committed Investors, as the case may be, shall convey all of its right, title and interest in the Transferred Receivable, the Related Security and all Collections and Proceeds related thereto not previously paid to the Investors to the Transferor and the Deal Agent will, at the expense of the Transferor, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Transferor may request in order to release any Adverse Claim of the Deal Agent thereon or to enable the Transferor to exercise or enforce any of its rights thereunder.

     Upon the receipt of payment in full of the aggregate Dollar amount of any Transferred Receivable that becomes a Defaulted Receivable in accordance with
Section 2.5(d), such Defaulted Receivable shall be automatically reconveyed to the Transferor and each of VFCC and the Committed Investors, as the case may be, shall convey all of its right, title and interest in such Defaulted Receivable to the Transferor; provided that all Recoveries shall be applied in reduction of the Aggregate Unpaids to zero, and thereafter Recoveries may be retained by the Transferor.

                                  Article VIII

                   Indemnification; Expenses; Related Matters

     Section 8.1 Indemnities by the Transferor.

     Without limiting any other rights which the Deal Agent, VFCC or the Committed Investors may have hereunder or under applicable law, the Transferor hereby agrees to indemnify VFCC, the Committed Investors and the Deal Agent and any successors and permitted assigns and their respective officers, directors, agents and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding arising out of or as a result of this Agreement, the other Transaction Documents to which the Transferor is a party, the ownership or maintenance, either directly or indirectly, by the Deal Agent, VFCC or any Committed Investor of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (x) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party; and (y) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Transferred Receivables. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

     (a) any representation or warranty made by the Transferor or any officers of the Transferor under or in connection with this Agreement, any of the other Transaction Documents to which it is a party, any Monthly Statement or any other information or report delivered by any of them pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

     (b) the failure by the Transferor (including, in its capacity as the Collection Agent) to comply with any applicable law, rule or regulation with respect to any Transferred Receivable or the related Credit Card Agreement, or the nonconformity of any Transferred Receivable or the related Credit Card Agreement with any such applicable law, rule or regulation;

     (c) the failure to (i) vest and maintain vested in the Deal Agent, as agent for the Investors, an undivided first priority, perfected percentage ownership interest, to the extent of the Transferred Interest, in the Transferred Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claim or (ii) to create or maintain a valid and perfected first priority security interest in favor of the Deal Agent, as agent for the Investors, in the Transferor's ownership interest in, and lien on, the Transferred Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claim;

     (d) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the Relevant UCC or other applicable laws with respect to any of the Transferred Receivables or Related Security, Collections and Proceeds with respect thereto;

     (e) any dispute, claim, offset or defense (other than financial inability to pay or discharge in bankruptcy) of the Obligor to the payment of any Transferred Receivable (including, without limitation, a defense based on such Receivable or the related Credit Card Agreement not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

     (f) any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions hereof;

     (g) any failure of the Transferor or the Collection Agent to (i) instruct FDR with respect to the identification and processing of Transferred Receivables in accordance with the Transaction Documents or (ii) instruct the Obligors to remit Collections directly to the Lock-Box Account;

     (h) the failure by the Transferor to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party;

     (i) the Net Investment exceeding the Facility Limit at any time on or prior to the Termination Date;

     (j) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which is required to be made;

     (k) the commingling of Collections of Receivables at any time;

     (l) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents to which it is a party, the use of proceeds of Transfers, the ownership of Transferred Interests, or any Transferred Receivable, Related Security or Credit Card Agreement;

     (m) [Reserved.]

     (n) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure to qualify to do business or file any notice of business activity report or any similar report;

     (o) [Reserved.]

     (p) any action taken by the Transferor or designee of the Transferor in the enforcement or collection of any Transferred Receivable.

     Section 8.2 Indemnity for Reserves and Expenses.

     (a) If after the date hereof, the adoption of any Law or regulation or any amendment or change in the interpretation of any existing or future Law or regulation by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any regulation, whether or not having the force of Law):

          (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Transferred Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder or under the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Transferred Receivables; or

          (ii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Transferred Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Transferred Receivables,

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Transferred Receivables, the obligations hereunder, the funding of any Purchase hereunder or under the other Transaction Documents, then, within thirty
(30) days after demand by such Indemnified Party through the Deal Agent, the Transferor shall pay to the Deal Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

     (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or regulation regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any regulation, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy), then from time to time, within ten (10) days after demand by such Indemnified Party through the Deal Agent, the Transferor shall pay to the Deal Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

     Section 8.3 Indemnity for Taxes.

     (a) All payments made by the Transferor or the Collection Agent to the Deal Agent for the benefit of VFCC and the Committed Investors under this Agreement and any other Transaction Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official Body, excluding, to the extent this facility is deemed to be indebtedness of the Transferor for the following purposes, franchise taxes and taxes imposed on or measured by the recipient's net or gross receipts (all such taxes, levies, imposts, duties, charges, fees, deductions or withholdings, collectively or individually, "Taxes"). If any such Taxes are required to be withheld from any amounts payable to the Deal Agent or any Indemnified Party hereunder, the amounts so payable to the Deal Agent or such Indemnified Party shall be increased to the extent necessary to yield to the Deal Agent or such Indemnified Party (after payment of all Taxes) all amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Transaction Documents. The Transferor shall indemnify the Deal Agent or any such Indemnified Party for the full amount of any such Taxes within ten (10) days after the date of written demand therefor by the Deal Agent.

     (b) Each Indemnified Party that is not incorporated under the laws of the United States of America or a state thereof or the District of Columbia shall:

          (i) deliver to the Transferor and the Deal Agent two duly completed copies of IRS Form W-8 BEN or Form W-8 ECI, or successor applicable form, as the case may be;

          (ii) deliver to the Transferor and the Deal Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Transferor; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Transferor or the Deal Agent;

unless, in any such case, an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Indemnified Party from duly completing and delivering any such form with respect to it, and such Indemnified Party so advises the Transferor and the Deal Agent.

     Section 8.4 Other Costs, Expenses and Related Matters.

     (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save VFCC, the Committed Investors and the Deal Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys' fees relating to the joint representation of VFCC, the Committed Investors and the Deal Agent, accountants' fees and expenses, any filing fees and expenses incurred by officers or employees of VFCC, the Committed Investors and/or the Deal Agent) or intangible, documentary or recording taxes incurred by or on behalf of VFCC, any Committed Investor and the Deal Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) from time to time
(A) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (B) arising in connection with VFCC's, any Committed Investor's or the Deal Agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (C) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "Transaction Costs").

     (b) The Transferor shall pay the Deal Agent, for the account of VFCC and the Committed Investors, as applicable, on demand any Early Collection Fee due on account of the reduction of any portion or all of the Net Investment on any day.

     (c) Any notice by the Deal Agent claiming compensation under this Article VIII and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Deal Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

                                   Article IX

                                  Miscellaneous

     Section 9.1 Term of Agreement.

     This Agreement shall terminate on the date following the Termination Date upon which the Net Investment has been reduced to zero, and all accrued Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that (a) the indemnification and payment provisions of Article VIII hereof, and (b) the agreements set forth in
Section 9.8 and 9.9 hereof, shall be continuing and shall survive any termination of this Agreement.

     Section 9.2 Waivers; Amendments.

     No failure or delay on the part of the Deal Agent, VFCC or any Committed Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended, waived, supplemented or otherwise modified if, but only if, such amendment, waiver, supplement or other modification is in writing and is signed by the parties hereto and the Required Liquidity Banks.

     Section 9.3 Notices.

     Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.3 and confirmation is received, (b) if given by mail, upon receipt, (c) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (d) if given by any other means, when received at the address specified in this Section 9.3.

            If to VFCC:
            ----------

                     VARIABLE FUNDING CAPITAL CORPORATION
                     One First Union Center
                     301 South College Street
                     9th Floor
                     Charlotte, NC  28288
                     Attention:  Conduit Administration
                     Telephone:  704-383-9343
                     Telecopy:    704-383-6036

                     (with a copy to the Deal Agent)

            If to the Transferor:
            --------------------

                     Direct Merchants Credit Card Bank
                     17600 Perimeter Drive
                     Scottsdale, AZ 85255
                     Attention: Treasurer
                     Telephone:480-375-4000
                     Telecopy:  480-375-4531
                     Payment Information:  Wells Fargo, N.A.
                     ABA: 091 000 019
                     Account: 635 5021 385/ Direct Merchants Credit Card Bank
                     Reference: First Union Conduit Funding

                     with a copy to:

                     Metris Company, Inc.
                     10900 Wayzata Boulevard
                     Minnetonka, MN 55305
                     Attn: Treasurer
                     Telephone:  704-383-9343
                     Telecopy:    704-383-6036

            If to the Deal Agent:
            --------------------

                     FIRST UNION SECURITIES, INC.
                     One First Union Center
                     301 South College Street
                     9th Floor
                     Attention:   Chad Kobos
                     Telephone:  704-715-1359
                     Telecopy:    704-383-1085

     If to the Committed Investors, at their respective addresses set forth in the Liquidity Purchase Agreement.

     Section 9.4 Governing Law; Submission to Jurisdiction; Integration.

     (a) This Agreement shall be governed by, and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     (b) Each of the parties hereto hereby waives, to the extent permitted by law, any right to have a jury participate in resolving any dispute, whether sounding in Credit Card Agreement, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Agreement or the other Transaction Documents.

     (c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

     Section 9.5 Severability; Counterparts.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 9.6 Successors and Assigns.

     This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that, except as specifically provided herein or in the other Transaction Documents, neither the Transferor, nor the Collection Agent may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Deal Agent. No provision of this Agreement shall in any manner restrict the ability of VFCC or any Committed Investor to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest. Without limiting the foregoing, VFCC may (with the consent of each Committed Investor), in one or a series of transactions, transfer all or any portion of the Transferred Interest held by it, and its rights and obligations under this Agreement and the other Transaction Documents to which it is a party, to a Conduit Assignee.

     Section 9.7 Confidentiality.

     (a) Each of the Transferor and the Collection Agent shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Transaction Documents and all other confidential proprietary information with respect to VFCC, the Deal Agent and the Committed Investors and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to the Transferor, the Collection Agent and their Affiliates, (ii) as required by law, regulation or legal process or (iii) in connection with any legal or regulatory proceeding to which the Transferor, the Collection Agent or any of their Affiliates is subject. Each of the Transferor and the Collection Agent hereby consents to the disclosure of any non-public information with respect to it received by VFCC, the Deal Agent or any Committed Investor to (A) any of VFCC, the Deal Agent, any Committed Investor, (B) any nationally recognized rating agency providing a rating or proposing to provide a rating to VFCC's Commercial Paper, (C) any placement agent which proposes to offer and sell VFCC's Commercial Paper, (D) any provider of VFCC's program-wide liquidity or credit support facilities, (E) any potential Committed Investor or (F) any Participant or potential Participant; provided that each such Person is informed of the confidential nature of such information and with respect to any prospective or actual assignee or participant of such Person, each such Person shall expressly agree to be bound by the confidentiality provisions of this Section 9.7.

     (b) Each of VFCC, the Deal Agent and the Committed Investors shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Transaction Documents and all other confidential proprietary information with respect to the Transferor, the Collection Agent and their Affiliates and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to VFCC, the Deal Agent and the Committed Investors (each of whom shall expressly agree to be bound by the confidentiality provisions set forth in this Section 9.7), (ii) as required by law, regulation or legal process or (iii) in connection with any legal or regulatory proceeding to which VFCC, the Deal Agent and the Committed Investors is subject.

     Section 9.8 No Bankruptcy Petition Against any Conduit Investor.

     Each of the Transferor and the Collection Agent hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of any Conduit Investor, it will not institute against, or join any other Person in instituting against, any such Conduit Investor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     Section 9.9 Limited Recourse.

     Notwithstanding anything to the contrary contained herein, the obligations of VFCC under this Agreement are solely the corporate obligations of VFCC and, in the case of obligations of VFCC other than Commercial Paper, shall be payable at such time as funds are actually received by, or are available to, VFCC in excess of funds necessary to pay in full all outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against VFCC but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper.

     No recourse under any obligation, covenant or agreement of VFCC contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of VFCC, the Administrative Agent, the Manager or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of VFCC, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of VFCC, the Administrative Agent, the Manager or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of VFCC contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by VFCC of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.

     Notwithstanding anything in this Agreement to the contrary, VFCC shall not have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to VFCC after paying or making provision for the payment of its Commercial Paper Notes. All payment obligations of VFCC hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its Commercial Paper Notes; and each of the other parties hereto agrees that it will not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by VFCC exceeds the amount available to VFCC to pay such amount after paying or making provision for the payment of its Commercial Paper Notes.

     Section 9.10 Characterization of the Transactions Contemplated by the Agreement.

     It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to VFCC, and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Deal Agent, on behalf of VFCC and the Committed Investors, and the Transferor hereby grants to the Deal Agent, on behalf of VFCC and the Committed Investors, a first priority perfected and continuing security interest in all of the Transferor's right, title and interest in, to and under the Transferred Receivables, together with Related Security, Collections and Proceeds with respect thereto and that this Agreement shall constitute a security agreement under applicable law.

     Section 9.11 Waiver of Setoff.

     Each of the Deal Agent, the Transferor and the Collection Agent hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against VFCC or its assets.

     Section 9.12 Conflict Waiver.

     FUSI acts as Deal Agent and as Administrative Agent for VFCC and FUNB acts as provider of other backup facilities for VFCC, and each of FUSI and FUNB may provide other services or facilities from time to time (the "First Union Roles"). Without limiting the generality of Section 4.8, each of the parties hereto hereby acknowledges and consents to any and all First Union Roles, waives any objections it may have to any actual or potential conflict of interest caused by FUSI's acting as the Deal Agent and FUNB as a Committed Investor under the Liquidity Purchase Agreement and acting as or maintaining any of the First Union Roles, and agrees that in connection with any First Union Role, each of FUSI and First Union may take, or refrain from taking, any action which it in its discretion deems appropriate.

     Section 9.13 Liability of Deal Agent.

     Notwithstanding any provision of this Agreement: (a) the Deal Agent shall not have any obligations under this Agreement other than those specifically set forth herein, and no implied obligations of the Deal Agent shall be read into this Agreement; and (b) in no event shall the Deal Agent be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. Neither the Deal Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Deal Agent (i) may consult with legal counsel (including counsel for VFCC), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (ii) shall not be responsible to VFCC, the Transferor or the Collection Agent for any statements, warranties or representations made in or in connection with this Agreement or the other Transaction Documents, (iii) shall not be responsible to VFCC, the Transferor or the Collection Agent for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Transaction Documents, (iv) shall incur no liability under or in respect of any of the Commercial Paper or other obligations of VFCC under this Agreement or the other Transaction Documents and (v) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding anything else herein or in the other Transaction Documents, it is agreed that where the Deal Agent may be required under this Agreement or the other Transaction Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, the Deal Agent agrees to give such notice or take such action only to the extent that it has actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge.



                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration Agreement as of the date first written above.


                         VARIABLE FUNDING CAPITAL CORPORATION,
                         as a Conduit Investor
                         By:  First Union Securities, Inc., as attorney-in-fact


                         By: /s/
                                ------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------


                         FIRST UNION SECURITIES, INC.,
                           as Deal Agent


                         By: /s/
                                ------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------


                         FIRST UNION NATIONAL BANK,
                           as a Committed Investor and as Liquidity Agent


                         By: /s/
                                ------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------



                         [additional signatures to follow]

                         DIRECT MERCHANTS CREDIT CARD BANK,
                         NATIONAL ASSOCIATION, as Transferor and as Collection Agent


                         By: /s/
                                ------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------